UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 9, 2007 (October 5, 2007)

Date of Report (Date of Earliest Event Reported)

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place

Rochester, New York 14604-2701

(Address of Principal Executive Offices, Including Zip Code)

(585) 338-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bausch & Lomb Incorporated (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2007 in order to update the disclosure contained in the fourth paragraph below under Recent Developments regarding the Company’s material tax litigation, as well as updating the pro forma corporate structure chart set forth below.

Item 7.01. Regulation FD Disclosure.

Set forth below is a presentation of certain information relating to the Company, including information relating to the acquisition of the Company by affiliates of Warburg Pincus LLC:

RECENT DEVELOPMENTS

Material Tax Litigation. On May 12, 2006, we received a Notice of Final Partnership Administrative Adjustment from the Internal Revenue Service relating to partnership tax periods ended June 4, 1999 and December 25, 1999, for Wilmington Partners L.P. (Wilmington), a partnership formed in 1993 in which the majority of partnership interests are held by certain of our subsidiaries. The Final Partnership Administrative Adjustment (FPAA) proposes adjustments increasing the ordinary income reported by Wilmington for its December 25, 1999 tax year by a total of $10 million, and increasing a long-term capital gain reported by Wilmington for that tax year by $190 million. The FPAA also proposes a $550 million negative adjustment to Wilmington’s basis in a financial asset contributed to it by one of its partners in 1993; this adjustment would also affect the basis of that partner—one of our subsidiaries—in its partnership interest in Wilmington. The asserted adjustments could, if sustained in full, increase the tax liabilities of the partnership’s partners for the associated tax periods by more than $200 million, plus penalties and interest. We have not made any financial provision for the asserted additional taxes, penalties or interest as we believe the asserted adjustments are not probable and estimable.

Since 1999, our consolidated financial statements have included a deferred tax liability relating to the partnership. As of December 30, 2006, this deferred tax liability equaled $158 million. This deferred tax liability is currently reducing net deferred tax assets for which a valuation allowance exists as of December 30, 2006.

On August 7, 2006, we filed a petition with the U.S. Tax Court to challenge the asserted adjustments in the FPAA. The Internal Revenue Service’s answer was filed on October 4, 2006. On May 30, 2007, the Tax Court denied our motion to strike portions of the answer. Thereafter, on June 14, 2007, we filed our reply.

On July 27, 2007, we filed with the Tax Court a Motion for Summary Judgment, asking the court to rule as a matter of law, following the recent Tax Court opinion in Bakersfield Energy Partners, L.P., that the Internal Revenue Service is time-barred from assessing any tax or penalty against us for 1998, 1999 or 2000 which is attributable to adjustments to partnership items in the partnership’s tax year ended December 25, 1999, which we refer to as the “1999-2 Partnership Tax Year.” The effect of that motion, if granted, would be to preclude the Internal Revenue Service from assessing any tax, penalties, or interest in those years arising from the additional $10 million in ordinary income and $190 million in long-term capital gain, asserted in the FPAA issued to Wilmington for the 1999-2 Partnership Tax Year. On September 28, 2007, the Internal Revenue Service filed a motion with the U.S. Tax Court opposing our Motion for Summary Judgment and filed its own Motion for Summary Judgment, asking the court to rule as a matter of law that the FPAA, as to proposed adjustments for the 1999-2 Partnership Tax Year, was timely filed.

Also, on June 21, 2007, we received a Notice of Deficiency from the Internal Revenue Service, asserting against us, directly and as a corporate taxpayer, deficiencies in tax for our 1998, 1999, 2000 and 2001 tax years, plus penalties and interest. The proposed deficiencies arise from a $550 million negative adjustment to the basis of our subsidiary in a partnership interest in Wilmington that the subsidiary sold in 1999, which has the effect of replacing a long-term capital loss of $348 million claimed by us for 1999 with a long-term capital gain of $139 million. This basis adjustment is related to the negative basis adjustment asserted against Wilmington in the FPAA, which is one of the subjects of the Tax Court Petition described above. On September 14, 2007 we filed a Petition with the Tax Court challenging this Notice of Deficiency. The Notice of Deficiency raises no new substantive issues and does not alter our evaluation of the substantive merits of the assertions made by the Internal Revenue Service.

We continue to believe that we have numerous substantive and procedural tax law arguments to dispute the adjustments. Tax, penalties and interest cannot be assessed until a Tax Court determination is made, and an assessment, if any, would likely not be made until some time after the end of 2007. While we intend to vigorously defend against the asserted adjustments, our failure to succeed in such a defense could significantly increase the liability of the partnership’s partners for taxes, plus interest and penalties, which in turn would have a material adverse effect on our financial results and cash flows.

PRO FORMA CORPORATE STRUCTURE

The following simplified chart summarizes the Company’s corporate structure after giving effect to the Transactions:

(1)                  Bausch & Lomb Incorporated, the Guarantors and certain subsidiaries of Bausch & Lomb B.V. will provide secured guarantees of the euro-denominated $575 million-equivalent term loan facility of Bausch & Lomb B.V.

(2)                  The Guarantors will provide unsecured guarantees of our new unsecured indebtedness as well as, together with Parent (who will not guarantee the notes), secured guarantees of our new senior secured credit facilities.

(3)                  Limited recourse guarantor of our new senior secured credit facilities.

In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 7.01 of this report is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

Date: October 9, 2007	By:	/s/ EFRAIN RIVERA
	Name:	Efrain Rivera
	Title:	Senior Vice President & Chief Financial Officer